UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 29, 2026

Standard BioTools Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34180 (Commission File Number)	77-0513190 (I.R.S. Employer Identification Number)
50 Milk Street, 10th Floor Boston, Massachusetts 02109
(Address of principal executive offices and zip code)
(650) 266-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	LAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2026, the Human Capital Committee of the Board of Directors of Standard BioTools Inc. (the “Company”) approved a grant of 500,000 restricted stock units for Sean Mackay, Chief Business Officer of the Company, under the Company’s 2026 Equity Incentive Plan (the “2026 Plan”), effective as of June 20, 2026 (the “RSU Award”). Subject to Mr. Mackay continuing to provide services to the Company through the applicable vesting dates, 40% of the RSU Award will vest on June 20, 2027, and the remaining 60% of the RSU Award will vest on June 20, 2028.

The RSU Award is subject to the terms and conditions of the 2026 Plan and the applicable RSU Award agreement thereunder. The RSU Award is also subject to the provisions of the Company’s 2026 Change of Control and Severance Plan under which Mr. Mackay participates, and his Participation Agreement thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 3, 2026

STANDARD BIOTOOLS INC.

By:	/s/ Alex Kim
Name:	Alex Kim
Title:	Chief Financial Officer